UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2019

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYPE	NASDAQ Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Monotype Imaging Holdings Inc. (the “Company”), which was held on May 2, 2019 (the “Annual Meeting”), the Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2019: (i) to elect Gay W. Gaddis, Roger J. Heinen, Jr. and Denise F. Warren as Class I directors of the Company to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal; (ii) to hold an advisory vote to approve the compensation of the Company’s named executive officers; and (iii) to ratify Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The result of the voting at the Annual Meeting is as follows:

Proposal 1. Election of Directors

	For	Against	Abstain
Gay W. Gaddis	31,758,623	4,252,613	4,634
Roger J. Heinen, Jr.	31,249,102	4,761,913	4,855
Denise F. Warren	31,728,211	4,281,443	6,216

Proposal 2. Advisory Vote on Executive Compensation

For	Against	Abstain
27,759,580	6,743,843	1,512,447

Proposal 3. Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
38,313,119	45,688	439,039

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

May 3, 2019	By:	/s/ Scott E. Landers
Scott E. Landers
Chief Executive Officer